EXHIBIT 24

Limited Power of Attorney

The undersigned, in his or her capacity as director or officer, or both, as the case may be, of Old Kent Financial Corporation, does hereby appoint DAVID J. WAGNER, ROBERT H. WARRINGTON, MARK F. FURLONG and MARY E. TUUK, and any of them severally, his or her attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation relating to shares of Common Stock, $1 par value, to be issued pursuant to the Old Kent Financial Corporation Employee Stock Purchase Plan of 1999, any and all amendments and supplements to such Registration Statement and post-effective amendments and supplements thereto, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission.

Dated: May 10, 2000	/s/ Mark F. Furlong Mark F. Furlong